As filed with the Securities and Exchange Commission on October 15, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Staffing 360 Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	68-0680859
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

641 Lexington Avenue, 27th Floor

New York, New York 10022

(Address of principal executive offices) (Zip Code)

2020 Omnibus Incentive Plan

2021 Omnibus Incentive Plan

(Full title of the Plan)

Brendan Flood

Chairman and Chief Executive Officer

Staffing 360 Solutions, Inc.

641 Lexington Avenue, 27th Floor

New York, New York 10022

(Name and address of agent for service)

(646) 507-5710

(Telephone number, including area code, of agent for service)

Copies to:

Rick A. Werner, Esq.

Jayun Koo, Esq.

Haynes and Boone, LLP

30 Rockefeller Plaza, 26th Floor

New York, New York 10112

(212) 659-7300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)		Proposed maximum offering price per share (2)		Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.00001, issuable pursuant to the 2020 Omnibus Incentive Plan	116,281	(3)		$1.775	$206,398.78	$19.13
Common Stock, par value $0.00001, issuable pursuant to the 2021 Omnibus Incentive Plan	500,000	(4)		$1.775	$887,500	$82.27
Total	616,281		$		$1,093,898.78	$101.40

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares registered hereunder includes such additional number of shares of Staffing 360 Solutions, Inc. common stock, par value $0.00001 per share, as are required to prevent dilution resulting from a stock split, stock dividend or similar transaction.
(2)	The offering price has been estimated solely for the purposes of the calculation of the registration fee. The offering price has been calculated in accordance with the manner described in paragraphs (c) and (h) of Rule 457 under the Securities Act and is based upon the average of high and low prices reported by the Nasdaq Capital Market on October 13, 2021, a date within five (5) business days prior to the date of the filing of this Registration Statement.
(3) (4)

Represents 116,281 shares of common stock available for issuance pursuant to unissued stock awards under the 2020 Omnibus Incentive Plan (the “2020 Plan”).

Represents 500,000 shares of common stock available for issuance pursuant to unissued stock awards under the 2021 Omnibus Incentive Plan (the “2021 Plan”).

Explanatory Note

This Registration Statement on Form S-8 (this “Registration Statement”) of Staffing 360 Solutions, Inc. (the “Company”) has been prepared in accordance with the requirements of Form S-8 under the Securities Act to register (i) up to 116,281 shares of our common stock, par value $0.00001 per share, available for issuance pursuant to unissued stock awards under the 2020 Plan and (ii) up to 500,000 shares of our common stock, par value $0.00001 per share, available for issuance pursuant to unissued stock awards under the 2021 Plan.

Reverse Stock Split

On June 30, 2021, the Company effected a one-for-six reverse stock split (the “Reverse Stock Split”). Following the Reverse Stock Split, the Company’s issued and outstanding shares of common stock decreased from 39,166,528 shares to 6,528,038 shares. The Company’s audited financial statements contained in the Company’s Annual Report on Form 10-K for the year ended January 2, 2021 and common stock share and per share amounts in certain of the documents incorporated by reference herein have not been retroactively adjusted to reflect the Reverse Stock Split.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission (the “Commission”), the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of common stock pursuant to the 2020 Plan and the 2021 Plan. The documents containing this information will be sent or given to eligible participants as specified in Rule 428(b)(1) of the Securities Act. Such documents are not being filed by the Company with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Commission allows us to “incorporate by reference” certain information we have filed with the Commission into this Registration Statement, which means that we are disclosing important information to you by referring you to other information we have filed with the Commission. The information we incorporate by reference is considered part of this Registration Statement. We specifically are incorporating by reference the following documents filed with the Commission (excluding those portions of any Current Report on Form 8-K that are furnished and not deemed “filed” pursuant to the General Instructions of Form 8-K):

1.	Our Annual Report on Form 10-K for the year ended January 2, 2021, filed with the Commission on April 16, 2021;
2.	The portions of our Definitive Proxy Statement on Schedule 14A filed with the Commission on August 23, 2021 that are deemed “filed” with the Commission;
3.	Our Quarterly Report on Form 10-Q for the quarter ended April 3, 2021, filed with the Commission on May 18, 2021;
4.	Our Quarterly Report on Form 10-Q for the quarter ended July 3, 2021, filed with the Commission on August 17, 2021;
5.	Our Current Report on Form 8-K filed with the Commission on February 3, 2021;
6.	Our Current Report on Form 8-K filed with the Commission on February 5, 2021;
7.	Our Current Report on Form 8-K filed with the Commission on February 16, 2021;
8.	Our Current Report on Form 8-K filed with the Commission on April 6, 2021;
9.	Our Current Report on Form 8-K filed with the Commission on April 27, 2021;
10.	Our Current Report on Form 8-K filed with the Commission on May 12, 2021;
11.	Our Current Report on Form 8-K filed with the Commission on May 26, 2021;
12.	Our Current Report on Form 8-K filed with the Commission on May 28, 2021;
13.	Our Current Report on Form 8-K filed with the Commission on June 17, 2021;
14.	Our Current Report on Form 8-K filed with the Commission on June 22, 2021;
15.	Our Current Report on Form 8-K filed with the Commission on June 29, 2021;
16.	Our Current Report on Form 8-K filed with the Commission on July 1, 2021;

17.	Our Current Report on Form 8-K filed with the Commission on July 15, 2021;
18.	Our Current Report on Form 8-K filed with the Commission on July 23, 2021;
19.	Our Current Report on Form 8-K filed with the Commission on August 3, 2021;
20.	Our Current Report on Form 8-K filed with the Commission on August 6, 2021;
21.	Our Current Report on Form 8-K filed with the Commission on August 17, 2021;
22.	Our Current Report on Form 8-K filed with the Commission on August 24, 2021;
23.	Our Current Report on Form 8-K filed with the Commission on September 1, 2021;
24.	Two Current Reports on Form 8-K, each filed with the Commission on September 30, 2021;
25.	Our Current Report on Form 8-K filed with the Commission on October 15, 2021; and
26.	The description of our common stock contained in our Form 8-A12B, filed with the Commission on September 28, 2015 (File No. 001-37575), amended and supplemented by the description of our common stock contained in Exhibit 4.7 to our Annual Report on Form 10-K for the year ended January 2, 2021, filed with the Commission on April 16, 2021, and any amendment or report filed with the Commission for purposes of updating such description.

Additionally, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than any such documents or portions thereof that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein, including any exhibits included with such Items), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part of this Registration Statement from the date of filing of such documents. Any statement contained in a document incorporated herein by reference will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in a subsequently filed document incorporated herein by reference, modifies or supersedes the statement. Any statement modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

We will provide without charge to each person to whom documents are being provided pursuant to Part I of this Registration Statement, upon the written or oral request of any such person, a copy of any document described above (other than exhibits). Requests for such copies should be directed to Staffing 360 Solutions, Inc., 641 Lexington Avenue, 27th Floor, New York, New York 10022; Attention: Brendan Flood or by telephone at: (646) 507-5710.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Set forth below is a description of certain provisions of the Company’s Amended and Restated Certificate of Incorporation, as amended to date (the “Certificate of Incorporation”) and Amended and Restated Bylaws, as amended to date (the “Bylaws”), and the Delaware General Corporation Law (the “DGCL”). This description is intended as a summary only and is qualified in its entirety by reference to the Certificate of Incorporation, the Bylaws and the DGCL.

Limitation on Liability of Directors

Article V of the Certificate of Incorporation and Article VI of the Bylaws eliminate the personal liability of directors to the Company or the Company’s stockholders for monetary damages for breach of fiduciary duty, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL.

Indemnification and Insurance

In accordance with Section 145 of the DGCL, Article VI of the Bylaws grants the Company’s directors and officers a right to indemnification for all expenses, liabilities and losses relating to civil, criminal, administrative or investigative actions, suits or proceedings to which they are a party (1) by reason of the fact that such person is or was a director or officer of the Company, or (2) by reason of the fact that such person is or was a director or officer of the Company serving at the request of the Company as a director, officer, employee, manager or agent of another corporation, partnership, joint venture, trust or other enterprise.

In addition, Article VI of the Bylaws provides that directors and officers therein described shall be indemnified to the fullest extent permitted by the DGCL, and if the DGCL is subsequently amended to expand further the indemnification or advancements permitted, then the Company shall indemnify such directors and officers to the fullest extent permitted by the DGCL, as so amended.

In addition, Article VI of the Bylaws provides that directors and officers therein described shall be indemnified to the fullest extent permitted by the DGCL, and if the DGCL is subsequently amended to expand further the indemnification or advancements permitted, then the Company shall indemnify such directors and officers to the fullest extent permitted by the DGCL, as so amended.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The list of exhibits is set forth under “Exhibit Index” at the end of this Registration Statement and is incorporated herein by reference.

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Number	Description
4.1	Amended and Restated Certificate of Incorporation (previously filed as Exhibit 3.3 to the Company’s Form 8-K, filed with the Commission on June 15, 2017).
4.2	Amended and Restated Bylaws (previously filed as Exhibit 3.1 to the Company’s Form 8-K, filed with the Commission on September 30, 2021).
4.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation (previously filed as Exhibit 3.1 to the Company’s Form 8-K, filed with the Commission on January 3, 2018).
4.4	Certificate of Amendment of Amended and Restated Certificate of Incorporation (previously filed as Exhibit 3.1 to the Company’s Form 8-K, filed with the Commission on July 1, 2021).
5.1	Opinion of Haynes and Boone, LLP
23.1	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm
23.2	Consent of Haynes and Boone, LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included in the signature page to this Registration Statement)
99.1	2020 Omnibus Incentive Plan (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Commission on October 1, 2020).
99.2	2021 Omnibus Incentive Plan (previously filed as Exhibit 10.1 to the Company’s Form 8-K, filed with the Commission on October 15, 2021).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 15, 2021.

STAFFING 360 SOLUTIONS, INC.

By:	/s/ Brendan Flood
Brendan Flood
Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints of Brendan Flood or Khalid Anwar, each with full power to act alone, as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to this Registration Statement, including, without limitation, additional registration statements filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully and to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitute or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act this Registration Statement has been signed by the following persons in the capacities indicated and on the 15th day of October, 2021.

Signature	Title	Date

/s/ Brendan Flood	Chairman, Chief Executive Officer and Director	October 15, 2021
Brendan Flood	(principal executive officer)

/s/ Khalid Anwar	Senior Vice President of Corporate Finance	October 15, 2021
Khalid Anwar	(principal financial and principal accounting officer)

/s/ Dimitri Villard	Director	October 15, 2021
Dimitri Villard

/s/ Jeff Grout	Director	October 15, 2021
Jeff Grout

/s/ Nicholas Florio	Director	October 15, 2021
Nicholas Florio

/s/ Alicia Barker	Director	October 15, 2021
Alicia Barker

/s/ Vincent Cebula	Director	October 15, 2021
Vincent Cebula